EXHIBIT 16.1






March 30, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 30, 2004 of ACNB Corporation and are in agreement with the statements contained in the paragraphs.

Sincerely,




/s/  Stambaugh Ness, PC


cc:      John W. Krichten, CFO